Exhibit 8.1

瑞富律师事务所
Refcoo PRC Lawyers

To:

Boqii Holding Limited

Room 1203, 12F, Building T1, Smart Cloud, NO.1, Lane 235, Yubei Road,

Pudong New District, Shanghai, China

Dear Sir/Madam ,

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We act as the PRC counsel to Boqii Holding Limited (the “Company”), an exempted company incorporated under the laws of the Cayman Islands, in connection with the filing of the registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, relating to future issuance and sale by the Company, on a delayed or continuous basis, from time to time in one or more offerings, up to US$230,000,000 of the securities as set out in the Registration Statement (collectively, the “Securities”).

This opinion is rendered on the basis of the PRC Laws effective as at the date hereof and there is no assurance that any of such laws will not be changed, amended, superseded or replaced in the immediate future or in the longer term with or without retroactive effect.

In rendering this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the documents as we have considered necessary or advisable for the purpose of rendering this opinion (the “Documents”). Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by competent national, provincial or local governmental regulatory or administrative authority, agency or commission in the PRC and appropriate representatives of the Company and we have qualified our opinion  as “to our best knowledge after due and reasonable inquiries” without further independent investigation.

In delivering this opinion, we have made the following assumptions:

(a)	that any document submitted to us still exist, remain in full force and effect up to the date of this opinion and has not been revoked, amended, varied, canceled or superseded by any other document or agreement or action of which we are not aware following the due inquiry;

(b)	that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their respective originals;

瑞富律师事务所
Refcoo PRC Lawyers

(c)	that all documents have been validly authorized, executed and delivered by all of the parties thereto and such parties to the documents have full power and authority to enter into, and have duly executed and delivered and performed their respective obligations under such documents;

(d)	that the signatures, seals and chops on the documents submitted to us are genuine;

(e)	that each of the parties other than PRC companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (as the case may be);

(f)	that all consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under all documents submitted to us and the Registration Statement have been obtained or made, and are in full force and effect as of the date thereof.

(g)	that information provided to us by the Company, the PRC Subsidiaries and the Variable Interest Entities in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Company, the PRC Subsidiaries and the Variable Interest Entities have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part.

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each document we have reviewed. For the avoidance of doubt, we render no opinion as to and are not responsible for: (A) tax structuring or other tax matters; (B) financial, appraisal or accounting matters; and (C) review of technical or environmental issues.

In addition to the terms defined in the context of this opinion, capitalized terms and expressions used in this opinion shall have the meanings ascribed to them as listed in Annex A.

Based upon and subject to the foregoing and the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that :

1. Except as disclosed in the Registration Statement, each of the PRC Subsidiaries and Variable Interest Entities has obtained all necessary licenses and approvals required by Governmental Authorities to conduct its business in the manner described in the Registration Statement and the Prospectus. However, we cannot assure the PRC Subsidiaries and Variable Interest Entities are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner that these licenses or permits are sufficient to conduct all of PRC Subsidiaries’ and Variable Interest Entities ’ present or future business.

瑞富律师事务所
Refcoo PRC Lawyers

2. Except as disclosed in the Registration Statement, the ownership structures of the PRC Subsidiaries and the Variable Interest Entities do not result in any violation of the PRC Laws. The contractual arrangements among the WFOEs , the Variable Interest Entities and their respective shareholders governed by the PRC Laws are valid, binding on each party thereto, and enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant Governmental Authorities in exercising their authority in connection with the interpretation and implementation thereof and the application of relevant PRC Laws and policies thereto, and to general equity principles. There can be no assurance that the PRC authorities will not take a view that is contrary to or otherwise different from our opinions stated in this paragraph.

3. Based on our understanding of the PRC Laws, in so far as the M&A Rules concerned , the CSRC’s approval is not required under the M&A Rules for the offerings of the Securities, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the Prospectus are subject to the M&A Rules; (ii) the PRC Subsidiaries were directly established as wholly foreign-owned enterprises, and the Company has not acquired any equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the Company’s beneficial owners after the effective date of the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies the contractual arrangements among WFOEs , the Variable Interest Entities and its shareholders as a type of transaction subject to the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

4. The Company, the PRC Subsidiaries and the Variable Interest Entities are  not required to obtain any approval or permission from the China Securities Regulatory Commission (“CSRC”) for the Company to file this Registration Statement on Form F-3 under any currently effective PRC laws, regulations, and regulatory rules. However, according to the Overseas Listing Trial Measures and supporting guidelines, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC and report relevant information. Companies that had already been listed overseas as of March 31, 2023, are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed. We are of the view that any future offering pursuant to the Prospectus will be subject to the Overseas Listing Trial Measures, and the Company should, through its major operating entity incorporated in the PRC, file for record with the CSRC within three business days after the completion of the subsequent initial offering and make a summary report to the CSRC after the completion of offerings pursuant to the Prospectus. Furthermore, an overseas listed company is required to report to the CSRC within three business days after the occurrence and announcement of any of the following material events: (1) a change of control of the listed company; (2) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or authorities in respect of the listed company; (3) a change of listing status or transfer of listing segment; and (4) the voluntary or mandatory delisting of the listed company. If there is any material change of the principal business of the listed company after the overseas offering and listing so that the listed company is no longer required to file with the CSRC, it shall file a specific report and a legal opinion issued by a domestic law firm to the CSRC within three business days after the occurrence thereof.

瑞富律师事务所
Refcoo PRC Lawyers

5. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

6. All lease agreements for the leased properties of the Company, the PRC Subsidiaries and the Variable Interest Entities have not been registered with the relevant PRC governmental authorities as required by PRC law, and certain of such leased properties are for industrial use, which may subject to potential fines.

The opinions expressed above are subject to the following qualifications:

1.	We do not purport to be experts in or to be generally familiar with or qualified to express opinions based on any laws other than PRC Laws and accordingly express or imply no opinion herein based upon any laws other than PRC Laws.

2.	This opinion relates only to PRC Laws and the facts existing as of the date hereof. There is no assurance that any of such PRC Laws will not be changed, amended, replaced or revoked in the immediate future or in the longer term with or without retroactive effect.

3.	This opinion addresses specific legal matters relating to the Company, PRC Subsidiaries and Variable Interest Entities (limited to the issues covered herein) in respect of PRC Laws. We do not express any opinion in whatsoever manner on, or bear any legal liabilities for, any other issue(s) concerning the Company, the PRC Subsidiaries or Variable Interest Entities, incl uding but not limited to financial documents, audits, appraisals, legal issues under foreign or international laws or any other issues not covered herein. In this opinion, any references to or descriptions of financial documents, audits, appraisals or legal issues under foreign laws are all cited from reports by professional institutions or written documents provided to us by the Company, PRC Subsidiaries and Variable Interest Entities and any such citation shall not constitute our acknowledgement of, legal opinions regarding or comments relating to such issues, whether expressed or implied.

4.	We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents .

5.	This opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys ’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This opinion is rendered to you for the purpose hereof only, and save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference of our name under captions “Prospectus Summary,” “Enforcement of Civil Liabilities,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ REFCOO PRC LAWYERS
REFCOO PRC LAWYERS

瑞富律师事务所
Refcoo PRC Lawyers

Annex A

“Government Agency” or “Government Agencies” means any competent government authorities, agencies, courts, arbitration commissions, or regulatory bodies of the PRC or any province, autonomous region, city or other administrative division of the PRC.

“M&A Rules” means the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors promulgated on August 8, 2006 by six PRC regulatory agencies.

“Overseas Listing Trial Measures” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies promulgated by the CSRC on February 17, 2023 and came into force on March 31, 2023.

“PRC Laws” means any and all laws, regulations, rules, judicial interpretations and other legislations currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiaries” means Xincheng (Shanghai) Information Technology Co. Ltd. (欣橙(上海)信息科技有限公司 ), Nanjing Xinmu Information Technology Co., Ltd. (南京市欣木信息科技有限公司), Chengdu Chongaita Information Technology Co., Ltd. (成都宠爱它信息科技有限公司) and Shanghai Meiyizhi Supply Chain Co., Ltd. (上海每一只供应链有限公司) and their respective subsidiaries.

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Variable Interest Entities” means Guangcheng (Shanghai) Information Technology Co., Ltd. (光橙(上海)信息科技有限公司), Nanjing Xingmu Biotechnology Co., Ltd. (南京兴牧生物科技有限公司), Suzhou Taicheng Supply Chain Co., Ltd (苏州太铖供应链有限公司) and Suzhou Xingyun Yueming Supply Chain Co., Ltd. (苏 州 星 云 月 明 供 应 链 有 限 公 司) and their respective subsidiaries.

“WFOEs” means Xincheng (Shanghai) Information Technology Co. Ltd. (欣橙(上海)信息科技有限公司 ) and Shanghai Meiyizhi Supply Chain Co., Ltd. (上海每一只供应链有限公司) ..

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